Exhibit 10.1

TERMINATION OF EMPLOYMENT AGREEMENT

This Termination of Employment Agreement (this “Agreement”) is entered into on March 5, 2020, effective April 28, 2020 (the “Effective Date”) by and between Richard D. O’Dell (“Executive”) and Saia, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Executive and the Company are parties to that certain Employment Agreement, dated October 24, 2006, as amended (the “Employment Agreement”);

WHEREAS, Executive is retiring as Chief Executive Officer of the Company, but will remain on the Board of Directors of the Company; and

WHEREAS, Executive and the Company desire to terminate the Employment Agreement in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.Resignation; Termination of Employment Agreement. Executive is retiring as Chief Executive Officer of the Company, effective on the Effective Date, but will remain on the Board of Directors of the Company. The Company and Executive hereby terminate the Employment Agreement, effective on the Effective Date, and neither the Company nor Executive shall have any further rights or obligations under the Employment Agreement, subject to the terms of Section 2 hereof.

2.Survival; Amendment.

(a) Notwithstanding the terms of Section 1 hereof, Section 11 (Non-Competition and Non-Solicitation), Section 12 (Trade Secrets and Confidential Information), Section 14 (Remedies for Breach), Section 15 (Enforcement), Section 16 (Acknowledgment), Section 20 (Severance), Section 22 (Survival), Section 23 (Notices) and Section 24 (Controlling Law) of the Employment Agreement, shall survive the termination of the Employment Agreement.

(b) Section 11(d)(i) of the Employment Agreement shall be amended in its entirety to read as follows:

“(i) References to the “Territory” shall mean “the entire United States of America, which Executive acknowledges and agrees is the territory in which Saia operates its business. Executive further acknowledges and agrees that Executive performs services for Saia, and calls on Saia’s customers, throughout the entire Territory.”

Exhibit B shall be deleted from the Employment Agreement.

3.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

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4.Entire Agreement; Amendment; Waiver.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, except as contained herein.  This Agreement may not be modified or amended other than by an agreement in writing signed by both parties.

5.Counterparts.  This Agreement may be executed in one or more counterparts delivered via facsimile, email, .PDF, or other electronic means, each of which shall be deemed to be an original, all of which together shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Termination of Employment Agreement, effective as of the Effective Date.

SAIA, INC.

By: /s/ Frederick J. Holzgrefe, III ________

Frederick J. Holzgrefe, III

President & Chief Operating Officer

/s/ Richard D. O’Dell_________________

Richard D. O’Dell, an individual

[Signature Page to Termination of Employment Agreement]